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                                  EXHIBIT 99.1
                           CONSENT OF JOSEPH K. MEYER


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                                    CONSENT
                                       OF
                                    DIRECTOR
                                       OF
                              VITECH AMERICA, INC.


     The undersigned Director of Vitech America, Inc. (the "Company"), a Florida corporation, hereby consents to the following:


     Pursuant to Rule 438 of the Securities Act of 1933, the undersigned director consents to the inclusion of his name and references to him in the Registration Statement on Form S-1 filed by Vitech America, Inc., with regard to becoming a director of the Company upon closing of the Company's initial public offering.

     Dated October 10, 1996.




                                                    /s/ Joseph K. Meyer
                                                ---------------------------
                                                Joseph K. Meyer